POLYMET MINING CORP.

SUBSCRIPTION AGREEMENT FOR UNITS

(Canadian and Offshore Subscribers)

TO:	POLYMET MINING CORP.

AND TO:	RESEARCH CAPITAL CORPORATION

The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase from Polymet Mining Corp. (the "Corporation") that number of units of the Corporation (the "Units") set out below at a price of $0.90 per Unit. Each Unit consists of one common share in the capital of the Corporation (a "Common Share") and one-half of one Common Share purchase warrant (each whole Common Share purchase warrant, a "Warrant"). Each Warrant will entitle the holder thereof to purchase one Common Share (a "Warrant Share") at a price of $1.25 (the "Exercise Price") for a period of thirty (30) months following the Closing Date (as hereinafter defined); provided that, if at any time the closing trading price of the Common Shares for any 20 consecutive trading days exceeds $2.50, the Corporation may accelerate the expiry date of the Warrants by giving notice to the holders thereof and in such case the Warrants will expire on the 30th calendar day after the date on which such notice is deemed to have been received by such holders. The Subscriber agrees to be bound by the terms and conditions set forth in the attached "Terms and Conditions of Subscription for Units" including without limitation the representations, warranties and covenants set forth in the applicable schedules attached thereto. The Subscriber further agrees, without limitation, that the Corporation and the Agent (as hereinafter defined) may rely upon the Subscriber's representations, warranties and covenants contained in such documents.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than Signatures), as applicable, in the space provided below

Name of Subscriber	Number of Units: ___________________________X $0.90
=
Account Reference (if applicable): ____________________________________

Aggregate Subscription Price: ___________________________________
By: ____________________________________________________________	(the “Subscription Price”)
Authorized Signature

(Official Capacity or Title - if the Subscriber is not an individual)	If the Subscriber is signing as agent for a principal (beneficial purchaser) and is not purchasing as a trustee or agent for account fully managed by it, complete the following:

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)
(Name of Principal)

(Subscriber’s Address, including Municipality and Province)
(Principal’s Address)

(Telephone Number) (Email Address)

Account Registration:	Delivery Instructions as set forth below:

(Name)	(Name)

(Account Reference, if applicable)
(Account Reference, if applicable)
(Address)

(Address, including Postal Code)	(Contact Name) (Telephone Number)

Number and kind of securities of the Corporation held, directly or indirectly, if any: ______________________________________________	1. State whether the Subscriber is an Insider (as such term is hereinafter defined) of the Corporation:
Yes ☐     No ☐

2. State whether the Subscriber is a member of the Pro Group (as such term is hereinafter defined):
Yes ☐     No ☐

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
UNITS

ARTICLE 1- INTERPRETATION

1.1 Definitions

Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

"Agency Agreement" means the agency agreement to be entered into between the Agent and the Corporation in respect of the Offering.

"Agent" means Research Capital Corporation.

"Business Day" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto are not open for business.

"Closing" shall have the meaning ascribed to such term in Section 4.1.

"Closing Date" shall have the meaning ascribed to such term in Section 4.1.

"Closing Time" shall have the meaning ascribed to such term in Section 4.1.

"Common Shares" shall have the meaning ascribed to such terns on the face page of this Subscription Agreement.

"Compensation Options" shall have the meaning ascribed to such teen in Section 8.1.

"Control Person" means a person, company or combination of persons or companies described in clause (c) of the definition of "distribution" in subsection 1(1) of the Securities Act (Ontario).

"Corporation" means Polymet Mining Corp. and includes any successor corporation to or of the Corporation.

"Exercise Price" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"Insider" means (a) a director or senior officer of the Corporation, (b) a director or senior officer of a company that is an insider or subsidiary of the Corporation, or (c) any person who beneficially owns, directly or indirectly, voting securities of the Corporation or who exercises control or direction over voting securities of the Corporation or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Corporation for the time being outstanding.

"Offering" means the offering of Units through the Agent pursuant to the Agency Agreement.

"person" means any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

"Pro Group" means a member (brokerage firm) of the TSXV, an employee, partner, officer, director or an `affiliate' (a company controlling or under common control) of a member or an `associate' (a company of which more than 10% of the voting shares are owned or controlled by such person, a partner of such person, a trust or estate of which a substantial beneficial interest is owned or of which such person is a trustee, a spouse or child of such person, or a relative of such person or their spouse living in the same home as such person) of any of the foregoing.

"Securities" means, collectively, the Units, the Common Shares, the Warrants and the Warrant Shares.

"Securities Laws" means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the provinces of Alberta, British Columbia and Ontario and the applicable policy statements issued by the securities regulators in each of the provinces of Alberta, British Columbia and Ontario, and the rules of the TSXV.

"Subscriber" means the subscriber for the Units as set out on the face page of this Subscription Agreement.

"Subscription Agreement" means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; "hereof', "hereto", "hereunder", "herein" and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression "Article" or "Section" followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

"Subscription Price" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"Term Sheet" means the term sheet delivered to potential purchasers of Units, a copy of which is attached hereto as Schedule "E".

"TSXV" means the TSX Venture Exchange.

"TSXV Approval" means the conditional approval of the Offering by the TSXV.

"United States" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

"Units" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"U.S. Purchaser" means a person in the United States, a person who receives or received an offer of the Securities while in the United States, a person who was in the United States at the time the Subscriber's buy order was made or a person who executed or delivered this Subscription Agreement while in the United States.

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

"Warrants" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"Warrant Shares" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

1.2 Gender and Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include finis and corporations and vice versa.

1.3 Currency

Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol "$", are expressed in Canadian dollars.

1.4 Subdivisions, Headings and Table of Contents

The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions, the inclusion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2 - SCHEDULES

2.1 Description of Schedules

The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule "A" - Certificate of an Accredited Investor - Ontario
Schedule "B" - Certificate of an Accredited Investor - Alberta and British Columbia
Schedule "C" - Certificate of Offshore Purchaser
Schedule "D" - TSXV Form 4C Corporate Placee Registration Form
Schedule "E" - Term Sheet

ARTICLE 3 - SUBSCRIPTION AND DESCRIPTION OF UNITS

3.1 Subscription for the Units

The Subscriber hereby confirms its irrevocable subscription for and offer to purchase the Units from the Corporation, on and subject to the teens and conditions set out in this Subscription Agreement, for the Subscription Price which is payable as described in Article 4 hereto.

3.2 Description of Units

Each Unit consists of one Common Share and one-half of one Warrant. Subject to the anti-dilution provisions contained in the instrument under which the Warrants will be governed, each whole Warrant shall entitle the holder thereof to acquire one Warrant Share for a period of thirty (30) months following the Closing Date at the Exercise Price; provided that, if at any time the closing trading price of the Common Shares for any 20 consecutive trading days exceeds $2.50, the Corporation may accelerate the expiry date of the Warrants by giving notice to the holders thereof and in such case the Warrants will expire on the 30th calendar day after the date on which such notice is deemed to have been received by such holders.

3.3 Acceptance and Rejection of Subscription by the Corporation

The Subscriber acknowledges and agrees that the Corporation reserves the right, in its absolute discretion, to reject this subscription for Units, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the-Agent representing the Subscription Price will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Subscription Price for that portion of the subscription for the Units which is not accepted, will be promptly delivered to the Subscriber without interest or deduction.

ARTICLE 4 - CLOSING

4.1 Closing

Delivery and sale of the Units and payment of the Subscription Price will be completed (the "Closing") at the offices of Goodman and Carr LLP, at 2:00 p.m. (Toronto time) (the "Closing Time") on August 29, 2005 or such other place or date or time as the Corporation and the Agent may agree (the "Closing Date"). If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement and the Agency Agreement have been complied with to the satisfaction of the Agent, or waived by the Agent, the Agent shall deliver to the Corporation all completed Subscription Agreements and payment of the aggregate Subscription Price for all of the Units sold pursuant to the Agency Agreement against delivery by the Corporation of certificates representing the Common Shares and Warrants and such other documentation as may be required pursuant to the Subscription Agreement and the Agency Agreement.

If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement (other than delivery by the Corporation to the Subscriber of certificates representing the Common Shares and Warrants) and the Agency Agreement have not been complied with to the satisfaction of the Agent, or waived by it, the Agent, the Corporation and the Subscriber will have no further obligations under this Subscription Agreement.

4.2 Conditions of Closing

The Offering is conditional upon, among other things, the Corporation obtaining TSXV Approval prior to the Closing Date.

The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)
unless other arrangements acceptable to the Agent have been made, payment by the Subscriber of the Subscription Price by certified cheque or bank draft in Canadian dollars payable to "Research Capital Corporation";

(b)	the Subscriber having properly completed, signed and delivered this Subscription Agreement to:

Research Capital Corporation
222 Bay Street, Suite 1500
Toronto-Dominion Centre, Box 265
Toronto, ON M5K 1J5

Attention: Vice President, Investment Banking
Fax: (416) 860-7674

(c)	the Subscriber having properly completed, signed and delivered one of either Schedule "A", "B" or "C" hereto, as applicable; and

(d)	(if applicable) the Subscriber having completed and provided the TSXV Form 4C Corporate Placee Registration Form set out as Schedule "D" hereto.

4.3 Authorization of the Agent

The Subscriber irrevocably authorizes the Agent in its discretion, to act as the Subscriber's representative at the Closing, and hereby appoints the Agent, with full power of substitution, as its true and lawful attorney with full power and authority in the Subscriber's place and stead:

(a)
to receive certificates representing the Common Shares and Warrants, to execute in the Subscriber's name and on its behalf all closing receipts and required documents, to complete and correct any errors or omissions in any form or document provided by the Subscriber in connection with the subscription for the Units and to exercise any rights of termination contained in the Agency Agreement;

(b)
to extend such time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions for the Subscriber's benefit contained in this Subscription Agreement, and the Agency Agreement or any ancillary or related document; and

(c)	to terminate this Subscription Agreement if any condition precedent is not satisfied, in such manner and on such terms and conditions as the Agent in its sole discretion may determine.

ARTICLE 5- REPRESENTATIONS AND
WARRANTIES OF THE CORPORATION

5.1 By execution of this Subscription Agreement, the Corporation hereby agrees with the Subscriber that the Subscriber shall have the benefit of the representations and warranties made by the Corporation to the Agent and set forth in the Agency Agreement, such representations and warranties shall form an integral part of this Subscription Agreement and shall survive the Closing of the purchase and sale of Units and shall continue in full force and effect for the benefit of the Subscriber in accordance with the Agency Agreement.

5.2 The Corporation hereby represents and warrants to, and covenants with, the Subscriber as follows and acknowledges that the Subscriber is relying on such representations and warranties in connection with the transactions contemplated herein that:

(a)	the Corporation is not an "investment company" within the meaning of the Investment Company Act of 1940 (United States);

(b)
the Corporation is a "foreign issuer" (as such term is defined in Regulation S of the U.S. Securities Act) and there is no "substantial U.S. market interest" (as such tern is defined in Regulation S of the U.S. Securities Act) in the Securities;

(c)
neither the Corporation nor any of its affiliates, nor any person acting on its or their behalf (i) has made or will make any "directed selling efforts" (as such term is defined in Regulation S of the U.S. Securities Act) in the United States, or (ii) has engaged in or will engage in any form of "general solicitation" or "general advertising" (as such terns are defined in Rule 502 (c) under Regulation D of the U.S. Securities Act) in the United States with respect to offers or sales of the Securities;

(d)	the Corporation is not required to file reports under Section 13(a) or Section 15(d) of the United States Securities Exchange Act of 1934, as amended;

(e)
the Corporation has not, for a period of six months prior to the date hereof, sold, offered for sale or solicited any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Units and would cause the exemption from registration set forth in Rule 506 of Regulation D or Rule 903 of Regulation S of the U.S. Securities Act to become unavailable with respect to the offer and sale of the Securities; and

(f)
the Corporation will use its best efforts to remain a "foreign issuer" (as such teen is defined in Regulation S of the U.S. Securities Act) for a period of eighteen (18) months following the Closing Date.

5.3 The Corporation shall indemnify, defend and hold the Subscriber (which term shall, for the purposes of this Section, include the Subscriber or its shareholders, managers, partners, directors, officers, members, employees, direct or indirect investors, agents and affiliates and assignees and the stockholders, partners, directors, members, managers, officers, employees direct or indirect investors and agents of such affiliates and assignees) harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with an untrue, inaccurate or breached statement, representation, warranty or covenant of the Corporation contained herein or in the Agency Agreement. The Corporation undertakes to notify the Subscriber immediately of any change in any representation, warranty or other material information relating to the Corporation set forth in this Subscription Agreement or in the Agency Agreement which takes place prior to the Closing Time and of any change that would cause the representations, warranties and covenants of the Corporation set forth in paragraphs (a), (b), (c), (d) and (f) of Section 5.2 above to be untrue for a period of eighteen (18) months following the Closing Date.

ARTICLE 6 - ACKNOWLEDGEMENTS, COVENANTS,
REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

6.1 Acknowledgements, Representations, Warranties and Covenants  of the Subscriber

The Subscriber, on its own behalf and, if applicable and as permitted under applicable Securities Laws, on behalf of each beneficial purchaser for whom it is acting, hereby represents and warrants to, and covenants with, the Corporation as follows and acknowledges that the Corporation and the Agent are relying on such representations and warranties in connection with the transactions contemplated herein:

(a)
The Subscriber, and if applicable) each beneficial purchaser for whom it is acting, is a resident in the jurisdiction set out on the face page of this Subscription Agreement and the Subscriber and any such beneficial purchaser was solicited to purchase the Units solely in such jurisdiction. Such address was not created and is not used solely for the purpose of acquiring the Units and the Subscriber and any beneficial purchaser was solicited to purchase the Units solely in such jurisdiction.

(b)
If the Subscriber, and (if applicable) any beneficial purchaser for whom it is acting, are resident in any of the provinces of Ontario, Alberta and British Columbia, or of a jurisdiction other than Canada or the United States or are otherwise subject to the securities laws of any of such provinces or jurisdictions, the Subscriber, on its own behalf and (if applicable) on behalf of any such beneficial purchaser, makes the representations, warranties and covenants set out in either Schedule "A", Schedule "B" or Schedule "C", as applicable, with the Corporation, and the Subscriber, and (if applicable) any such beneficial purchaser, may avail itself of one or more of the categories of prospectus exempt purchasers listed in one of Schedule "A", Schedule "B" or Schedule "C", as applicable.

(c)
The Subscriber has properly completed, executed and delivered within applicable time periods to the Corporation the applicable certificate and form (dated as of the date hereof) set forth in either Schedule "A", Schedule "B" or Schedule "C" and (if applicable) Schedule "D" and the information contained therein is true and correct.

(d)	The representations, warranties and covenants contained in the applicable Schedules will be true and correct both as of the date of execution of this Subscription Agreement and as of the Closing Time.

(e)
The Subscriber or (if applicable) any beneficial purchaser for whom it is acting is neither a U.S. Purchaser nor subscribing for the Units for the account of a U.S. Purchaser or for resale in the United States and the Subscriber confirms that:

(i) the offer was not made to the Subscriber when the Subscriber was in the United States and, at the time the Subscriber's buy order was made, the Subscriber was outside the United States;

(ii) the Subscriber was outside the United States at the time this Subscription Agreement was executed and delivered;

(iii) the Subscriber is not and will not be purchasing the Securities for the account or benefit of any person in the United States;

(iv) the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act; and

(v) the Subscriber has no intention to distribute either directly or indirectly any of the Securities in the United States, neither the Subscriber nor any beneficial purchaser for whom it is acting will offer, sell or otherwise dispose of the Common Shares, Warrants and Warrant Shares in the United States or to any person in the United States unless such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the U.S. Securities Act and the securities laws of all applicable states of the United States or the U.S. Securities and Exchange Commission has declared effective a registration statement in respect of such securities.

(f)
If the Subscriber, or any beneficial purchaser for whom it is acting, is not a person resident in Canada, the subscription for the Units by the Subscriber, or such beneficial purchaser, does not contravene any of the applicable securities legislation in the jurisdiction in which the Subscriber or such beneficial purchaser resides and does not give rise to any obligation of the Corporation or the Agent to prepare and file a prospectus or similar document or to register the Units or to be registered with or to file any report or notice with any governmental or regulatory authority.

(g)
The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Units and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, the Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(h)
If the Subscriber is subscribing for the Units as principal, it is doing so for its own account and not for the benefit of any other person (within the meaning of applicable Securities Laws) and not with a view to the resale or distribution of all or any of the Units or if it is not subscribing as principal, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of the Units for whom it is acting.

(i)
In the case of a subscription for the Units by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of each such beneficial purchaser, each of whom is subscribing as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of the Common Shares and Warrants, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, such principal, and the Subscriber acknowledges that the Corporation and/or the Agent may be required by law to disclose the identity of each beneficial purchaser for whom the Subscriber is acting.

(j)
In the case of a subscription for the Units by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber. This Subscription Agreement is enforceable in accordance with its terms against the Subscriber and (if applicable) any beneficial purchaser on whose behalf the Subscriber is acting.

(k)	If the Subscriber is:

(i)
a corporation, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Units as contemplated herein and to observe and perform its obligations under the terms of this Subscription Agreement;

(ii)
a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or

(iii)	an individual, the Subscriber is of the full age of majority and is legally competent to execute this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.

(l)
Other than the Agent (and any group of investment dealers managed by the Agent for the purposes of offering the Units for sale), there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder's fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Units, the Subscriber covenants to indemnify and hold harmless the Corporation and the Agent with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(m)	The Subscriber is not, with respect to the Corporation or any of its affiliates, a Control Person.

(n)
If required by applicable Securities Laws or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Common Shares, Warrants or Warrant Shares as may be required by any securities commission, stock exchange or other regulatory authority.

(o)
The Subscriber, and each beneficial purchaser for whom it is acting, have been advised to consult their own legal advisors with respect to trading in the Common Shares, Warrants, and Warrant Shares and with respect to the resale restrictions imposed by the Securities Laws of the province in which the Subscriber resides and other applicable securities laws, and acknowledges that no representation has been made respecting the applicable hold periods imposed by the Securities Laws and other applicable securities laws or other resale restrictions applicable to such securities which restrict the ability of the Subscriber (or others for whom it is acting) to resell such securities, that the Subscriber (or others for whom it is acting) is solely responsible to find out what these restrictions are and the Subscriber is solely responsible (and neither the Corporation nor the Agent are in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial purchaser for whom it is acting) may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(p)
The Subscriber has not received or been provided with a prospectus, offering memorandum, within the meaning of the Securities Laws, or any sales or advertising literature in connection with the Offering and the Subscriber's decision to subscribe for the Units was not based upon, and the Subscriber has not relied upon, any oral or written representations as to facts made by or on behalf of the Corporation or the Agent. The Subscriber's decision to subscribe for the Units was based solely upon the Term Sheet attached hereto as Schedule "B" and information about the Corporation which is publicly available (any such information having been obtained by the Subscriber without independent investigation or verification by the Agent).

(q)	The Subscriber is not purchasing Units with knowledge of material information concerning the Corporation which has not been generally disclosed on SEDAR.

(r)	No person has made any written or oral representations:

(i)	that any person will resell or repurchase the Common Shares, the Warrants or the Warrant Shares;

(ii)	that any person will refund the Subscription Price; or

(iii)	as to the future price or value of the Common Shares, the Warrants or the Wan-ant Shares.

(s)
The subscription for the Units has not been made through or as a result of, and the distribution of the Common Shares and Warrants is not being accompanied by any advertisement, including without limitation in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation.

(t)	None of the funds being used to purchase Units are, to the Subscriber's knowledge, proceeds obtained or derived directly or indirectly as a result of illegal activities.

6.2 Acknowledgments of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom it is acting, acknowledges and agrees as follows:

(a)	The Subscriber has received a copy of the Term Sheet setting out the principal terms of the Offering.

(b)
The Subscriber acknowledges that the aggregate gross proceeds of the Offering will be up to $7,750,000. The Subscriber further acknowledges that in addition to the Offering, the Corporation may issue Common Shares or Units to purchasers under non-brokered private placements.

(c)
No securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body has reviewed or passed on the merits of the Common Shares, the Warrants or the Warrant Shares.

(d)
The Common Shares and Warrants shall be, and the Warrant Shares may be, subject to statutory resale restrictions under the Securities Laws of the province in which the Subscriber resides and under other applicable securities laws, and the Subscriber covenants that it will not resell the Common Shares, Warrants or Warrant Shares except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and neither the Corporation nor the Agent are in any way responsible) for such compliance.

(e)	The Subscriber's ability to, transfer the Common Shares, Warrants and Warrant Shares is limited by, among other things, applicable Securities Laws.

(f)	The certificates representing the Common Shares and Warrants will bear, as of the Closing Date, legends substantially in the following form and with the necessary information inserted:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE>."

In addition, the Common Shares will also bear a legend substantially in the following form:

"WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL < INSERT THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE CLOSING DATE>."

(g)
In the event that holders of Warrants exercise the Warrants prior to the expiry of the hold periods applicable to the Warrants, the Warrant Shares will bear legends substantially in the following form and with the necessary information inserted:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE>.

"WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL < INSERT THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE CLOSING DATE>."

(h)
The Agent and/or its counsel, directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information concerning the Corporation or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under the Securities Laws has been so disclosed or filed.

(i)
The Subscriber, and each beneficial purchaser for whom it is acting shall execute, deliver, file and otherwise assist the Corporation and the Agent with filing all documentation required by the applicable Securities Laws to permit the subscription for the Units and the issuance of the Common Shares, Warrants or Warrant Shares as may be required.

(h)
(j)
The Corporation is relying on the representations, warranties and covenants contained herein and in the applicable Schedules attached hereto to determine the Subscriber's eligibility to subscribe for the Units under applicable Securities Laws and other applicable securities laws and the Subscriber agrees to indemnify the Corporation, the Agent and each of their respective directors and officers against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in such applicable Schedules which takes place prior to the Closing Time.

(k)
The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and, as a consequence of acquiring the Common Shares, Warrants and Warrant Shares pursuant to such exemption, certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission and/or damages, will not be available to the Subscriber.

(l)
The Common Shares, Warrants and the Warrant Shares are being offered pursuant to an exclusion from the registration requirements of the U.S. Securities Act pursuant to Regulation S promulgated thereunder. The Common Shares, Warrants and the Warrant Shares have not been and will not be registered under the U.S. Securities Act and may not be offered or sold in the United States or to U.S. Purchasers unless registered under such act or an exemption from the registration requirements of such act is available.

(m)
The Subscriber acknowledges that the Warrants may not be exercised in the United States by or on behalf of a U.S. Purchaser, unless the Common Shares, Warrants and Warrant Shares are registered under the U.S. Securities Act and applicable state securities law or unless the Corporation has consented to such offer, sale or distribution and such exercise is made in accordance with an exemption from the registration requirements under the U.S. Securities Act and the securities laws of all applicable states of the United States.

(n)
The Subscriber, and each beneficial purchaser for whom it is acting, is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement.

(o)	There is no government or other insurance covering the Common Shares, Warrants, or the Warrant Shares.

(p)	There are risks associated with the purchase of the Common Shares, Warrants, or Warrant Shares.

6.3 Reliance on Representations, Warranties, Covenants and Acknowledgements

The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation and the Agent in determining the Subscriber's eligibility (and, if applicable, the eligibility of others for whom the Subscriber is acting) to purchase the Units under the Securities Laws and other applicable securities laws. The Subscriber further agrees that by accepting the Units, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time and that they shall survive the purchase by the Subscriber of the Units and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Common Shares, Warrants or Warrant Shares.

ARTICLE 7 - SURVIVAL OF REPRESENTATIONS,
WARRANTIES AND COVENANTS

7.1 Survival of Representations, Warranties and Covenants of the Corporation

The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in fall force and effect for the benefit of the Subscriber and the Agent.

7.2 Survival of Representations, Warranties and Covenants of the Subscriber

The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation or the Agent with respect thereto, shall continue in full force and effect for the benefit of the Corporation and the Agent.

ARTICLE 8 - COMMISSION

8.1 Commission to Agent

The Subscriber understands that in connection with the issue and sale of the Units pursuant to the Offering: (a) the Agent will receive from the Corporation on Closing, a cash commission equal to 7% of the aggregate Subscription Price; and (b) the Corporation will also grant to the Agent options (the "Compensation Options") equal in number to 10% of the number of Units sold pursuant to the Offering. Each Compensation Option will entitle the Agent to purchase one Common Share at $1.25 for a period of twenty-four (24) months following the Closing Date, provided that if at any time the closing trading price of the Common Shares for any 20 consecutive trading days exceeds $2.50, the Corporation may accelerate the expiry date of the Compensation Option by giving notice to the Agent and in such case the Compensation Option will expire on the 30th calendar day after the date on which such notice is deemed to be received by the Agent. No other fee or commission is payable by the Corporation in connection with the completion of the Offering. However, the Corporation will pay certain fees and expenses of the Agent in connection with the Offering, as set out in the Agency Agreement.

ARTICLE 9 - COLLECTION OF PERSONAL INFORMATION

9.1 Collection of Personal Information

The Subscriber (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whose benefit the Subscriber is acting) acknowledges and consents to the fact the Corporation and the Agent are collecting the Subscriber's (and any beneficial purchaser's) personal information for the purpose of completing the Subscriber's subscription. The Subscriber (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whose benefit the Subscriber is acting) acknowledges and consents to the Corporation and Agent retaining the personal information for as long as permitted or required by applicable law or business practices. The Subscriber (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whose benefit the Subscriber is acting) further acknowledges and consents to the fact the Corporation or the Agent may be required by applicable Securities Laws, stock exchange rules, and Investment Dealers Association of Canada rules to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser). The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers.

ARTICLE 10 - MISCELLANEOUS

10.1 Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

10.2 Notices

(a)
Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

(i)	in the case of the Corporation, to:

Polymet Mining Corp.
2350-1177 West Hastings Street
Vancouver, B.C. V6E 2K3
Attention: President
Fax: (604) 669-4705

with a copy to :

Vector Corporate Finance Lawyers
1040 - 999 West Hastings Street
Vancouver, B.C. V6C 2W2

Attention: Graham Scott
Fax: (604) 683-2643

(ii) in the case of the Subscriber, at the address specified on the face page hereof, with a copy to the Agent at:

Research Capital Corporation
222 Bay Street, Suite 1500
Toronto-Dominion Centre
Box 265
Toronto, ON M5K 1J5

Attention: Vice President, Investment Banking
Fax: (416) 860-7674

with a copy to:

Goodman and Carr LLP
2300 - 200 King Street West
Toronto, ON M5H 3W5

Attention: Gary Litwack
Fax: (416) 595-0567

(b)
Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)	Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

10.3 Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

10.4 Costs and Expenses

All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

10.5 Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

10.6 Entire Agreement

This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, teens, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

10.7 Counterparts

This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.

10.8 Assignment

This Subscription Agreement may not be assigned by either party except with the prior written consent of the other parties hereto.

10.9 Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

[PAGE INTENTIONALLY LEFT BLANK]

10.10 Acceptance

The Corporation hereby accepts the subscription for Units as set forth on the face page of this Subscription Agreement on the teens and conditions contained in the Subscription Agreement (including all applicable schedules) this day of , 2005.

POLYMET MINING CORP. Per: ________________________________ Authorized Signing Officer

SCHEDULE "A"

CERTIFICATE
ONTARIO RESIDENT EXEMPTION FORM

The Subscriber (on its own behalf and, if applicable, on behalf of each beneficial purchaser on whose behalf the Subscriber is acting) represents, warrants and covenants to the Corporation and the Agent and acknowledges that the Corporation and the Agent, and their counsel, are relying thereon that: [Initial or place a checkmark in the box to the left of each applicable item; choose only one of item (a) or (b) below and choose only one sub item in (a) or (b)]:

☐	(a)	the Subscriber is resident in Ontario, has completed the attached Ontario Resident Accredited Investor Certificate and:
	☐	(i)
if purchasing the securities as principal, the Subscriber is an "accredited investor" (as such term is defined in Rule 45-501 of the Ontario Securities Commission ("Rule 45-501")), is purchasing the securities as principal for its own account and not for the benefit of any other person, it is purchasing for investment only and not with a view to resale or distribution and no other person, corporation, fine or other organization has a beneficial interest in the said securities being purchased; or

	☐	(ii)
if purchasing the securities as agent for a principal disclosed on the cover page of this Subscription Agreement, the Subscriber is an agent or trustee of such disclosed principal and such disclosed principal for whom the Subscriber is acting is an "accredited investor", is purchasing the securities as principal for its own account and not for the benefit of any other person, and is purchasing for investment only and not with a view to resale or distribution and no other person, corporation, fine or other organization has a beneficial interest in the said securities being purchased; OR

	(b)	the Subscriber is resident in Ontario and is purchasing the securities for a principal or principals which is or are undisclosed or identified by account number only and the Subscriber is:
	☐	(i) a portfolio adviser (as such tern is defined in Rule 45-501) and is purchasing the securities for one or more managed accounts (as defined in Rule 45-501); or
	☐	(ii)
a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada) or under comparable legislation in any jurisdiction and is purchasing the securities for an account that is fully managed by such trust corporation.

ONTARIO RESIDENT ACCREDITED INVESTOR CERTIFICATE

The Subscriber hereby represents, warrants and certifies to the Corporation and the Agent that the Subscriber (or its disclosed principal) is an "accredited investor" as defined in Rule 45-501 by virtue of being: [check appropriate boxes]

Accredited Investors

☐	(a)	a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);
☐	(b)	the Business Development Bank incorporated under the Business Development Bank Act (Canada);
☐	(c)
a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Corporations Act (Canada), or under comparable legislation in any other jurisdiction;

☐	(d)
a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

☐	(e)	a company licensed to do business as an insurance company in any jurisdiction of Canada;
☐	(f)	a subsidiary entity of any company referred to in paragraph (a), (b), (c), (d) or (e), where the company owns all of the voting shares of the subsidiary entity;
☐	(g)	a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction of Canada as an adviser or dealer, other than a limited market dealer;
☐	(h)	the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;
☐	(i)	any Canadian municipality or any Canadian provincial or territorial capital city;
☐	(j)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;
☐	(k)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;
☐	(l)	a registered charity under the Income Tax Act (Canada);
☐	(m)
an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

☐	(n)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

☐	(o)
an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction of Canada as a representative of a person or company referred to in paragraph (g), whether or not the individual's registration is still in effect;

☐	(p)	a promoter of the Corporation or an affiliated entity of a promoter of the Corporation;
☐	(q)	a spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of the Corporation;
☐	(r)
a person or company that, in relation to the Corporation, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario);

☐	(s)
a company, limited liability company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

☐	(t)	a person or company that is recognized by the Ontario Securities Commission as an accredited investor, pursuant to a discretionary order of the Ontario Securities Commission;
☐	(u)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;
☐	(v)
a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director of the Ontario Securities Commission or, if it has ceased distribution of its securities, previously distributed its securities in this manner;

☐	(w)	a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;
☐	(x)
an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

☐	(y)	an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; or
☐	(z)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

For the purposes hereof, the following terms shall have the following meanings:

"company" means any corporation, incorporated association, incorporated syndicate or other incorporated organization.

"control person" means any person, company or combination of persons or companies holding a sufficient number of any securities of the Corporation to affect materially the control of the Corporation, but any holding of any persons, company or combination of persons or companies holding more than 20 per cent of the outstanding voting securities of the Corporation, in the absence of evidence to the contrary, shall be deemed to affect materially the control of the Corporation.

"director" where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company.

"entity" means a company, syndicate, partnership, trust or unincorporated organization.

"financial assets" means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario).

"individual" means a natural person, but does not include a partnership, unincorporated association, unincorporated organization, trust or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative.

"fully managed account" means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction.

"mutual fund" includes an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities.

"non-redeemable investment fund" means an issuer

(a)	whose primary purpose is to invest money provided by its securityholders;

(b)
that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

(c)	is not a mutual fund.

"officer" means the chair, any vice-chair of the board of directors, the president, any vice-president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer or a company by by-law or similar authority, or any individual acting in a similar capacity on behalf of the Corporation.

"person" means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative.

"portfolio adviser" means (a) a portfolio manager; or (b) a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation to the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of the Toronto Stock Exchange or the Investment Dealers' Association of Canada referred to in that subsection.

"promoter" means (a) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of the Corporation, or (b) a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of the Corporation, directly or indirectly, received in consideration of services or property, or both services and property, 10 per cent or more of any class of securities of the Corporation or 10 percent or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this definition if such person or company does not otherwise take part in founding, organizing, or substantially reorganizing the business.

"related liabilities" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.

"spouse", in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

For the purposes of the foregoing:

(a)
a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

(b)	a person or company is considered to be controlled by a person or company if
(i)	in the case of a person or company,
(A)
voting securities of the first mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company, and

(B)	the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;
(ii)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or
(iii)	in the case of a limited partnership, the general partner is the second-mentioned person or company; and

(c)	a person or company is considered to be a subsidiary entity of another person or company if
(i)	it is controlled by,
(A)	that other, or
(B)	that other and one or more persons or companies each of which is controlled by that other, or
(C)	two or more persons or companies, each of which is controlled by that other; or
(d)	it is a subsidiary entity of a person or company that is the other's subsidiary entity.

The foregoing representations contained in this certificate are true and accurate as of the date hereof and will be true and accurate as of the Closing Date. If any such representations shall not be true and accurate prior to the Closing Date, the Subscriber shall give immediate notice to the Corporation and Agent.

EXECUTED by the Subscriber at                                                                 this                                                             day of                                  , 2005.

If a corporation, partnership or other entity:	If an individual:

Print Name of Subscriber	Print Name

Signature of Authorized Signatory	Signature

Name and Position of Authorized Signatory	Jurisdiction of Residence

Jurisdiction of Residence	Print Name of Witness

Signature of Witness

SCHEDULE "B"

ACCREDITED INVESTOR CERTIFICATE UNDER MULTILATERAL INSTRUMENT 45-103

If the Subscriber is a resident of, or the purchase and sale of securities to the Subscriber is otherwise subject to the securities legislation of Alberta or British Columbia, the Subscriber hereby represents, warrants and certifies to the Corporation and the Agent that the Subscriber (and, if applicable, each beneficial purchaser for whom it is acting) is an "accredited investor" as defined in Section 1.1 of Multilateral Instrument 45-103 (Capital Raising Exemptions), by virtue of being:

[Check appropriate item]

☐	(a)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);
☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
☐	(c)	an association under the Cooperative Credit Associations Act (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act;
☐	(d)
a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(e)
a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(f)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e);
☐	(g)	the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada;
☐	(h)	a municipality, public board or commission in Canada;
☐	(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
☐	(j)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;
☐	(k)
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐	(l)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

☐	(m)
a person or company, other than a mutual fund or non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least $5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements;

☐	(n)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;
☐	(o)
a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts;

☐	(p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account;

☐	(q)
a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category or adviser;

☐	(r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other advisor registered to provide advice on the security being traded;

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function; or
☐	(t)
a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

As used in this certificate, the following terms have the following meanings:

"financial assets" means cash and securities; and

"related liabilities" means: (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (b) liabilities that are secured by financial assets.

The foregoing representations contained in this certificate are true and accurate as of the date hereof and will be true and accurate as of the Closing Date. If any such representations shall not be true and accurate prior to the Closing Date, the Subscriber shall give immediate notice to the Corporation and the Agent.

EXECUTED by the Subscriber at                                                       this                                              day of                                       2005.

If a corporation, partnership or other entity:	If an individual:

Print Name of Subscriber	Print Name

Signature of Authorized Signatory	Signature

Name and Position of Authorized Signatory	Jurisdiction of Residence

Jurisdiction of Residence	Print Name of Witness

Signature of Witness

SCHEDULE "C" CERTIFICATE

ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS
FOR NON-CANADIAN SUBSCRIBERS
(OTHER THAN U.S. SUBSCRIBERS)

The Subscriber, on its own behalf and (if applicable) on behalf of others for whom it is acting hereunder, further represents, warrants and covenants to and with the Corporation and the Agent (and acknowledges that the Corporation and the Agent are relying thereon) that it is, and (if applicable) any beneficial purchaser for whom it is acting hereunder is, a resident of, or otherwise subject to, the securities legislation of a jurisdiction other than Canada or the United States, and:

(a)	the Subscriber is, and (if applicable) any other purchaser for whom it is acting hereunder, is:

(i)
a purchaser that is recognized by the securities regulatory authority in the jurisdiction in which it is, and (if applicable) any other purchaser for whom it is acting hereunder is resident or otherwise subject to the securities laws of such jurisdiction, as an exempt purchaser and is purchasing the Units as principal for its, or (if applicable) each such other pm-chaser's, own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution; or

(ii)
a purchaser which is purchasing Units pursuant to an exemption from any prospectus or securities registration requirements (particulars of which are enclosed herewith) available to the Corporation, the Agent, the Subscriber and any such other purchaser under applicable securities laws of their jurisdiction of residence or to which the Subscriber and any such other purchaser are otherwise subject to, and the Subscriber and any such other purchaser shall deliver to the Corporation and the Agent such further particulars of the exemption and their qualification thereunder as the Corporation or the Agent may reasonably request;

(b)
the purchase of Units by the Subscriber, and (if applicable) each such other purchaser, does not contravene any of the applicable securities laws in such jurisdiction and does not trigger: (i) any obligation of the Corporation to prepare and file a prospectus, an offering memorandum or similar document, or (ii) any obligation of the Corporation to make any filings with or seek any approvals of any kind from any regulatory body in such jurisdiction or any other ongoing reporting requirements with respect to such purchase or otherwise; or (iii) any registration or other obligation on the part of the Corporation or the Agent;

(c)	the Subscriber is knowledgeable of, and has been independently advised as to, the securities laws of such jurisdiction as applicable to this Agreement; and

(d)
the Subscriber, and (if applicable) any other purchaser for whom it is acting hereunder will not sell or otherwise dispose of any Units or any Common Shares, Warrants and Warrant Shares underlying the Units (the "Underlying Securities"), except in accordance with applicable Canadian securities laws and in accordance with the rules and regulations of the TSXV, and if the Subscriber, or (if applicable) such beneficial purchaser sell or otherwise dispose of any Units or Underlying Securities to a person other than a resident of Canada, the Subscriber, and (if applicable) such beneficial purchaser, will obtain from such purchaser representations, warranties and covenants in the same form as provided in this Schedule "C" and shall comply with such other requirements as the Corporation may reasonably require.

Dated at                                           this              day of                                             , 2005.

_______________________________________ Name of Subscriber By: ____________________________________ Signature _______________________________________ Title

SCHEDULE "D"

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

(a)	Name: _________________________________________________________________________________

(b)	Complete Address: _______________________________________________________________________

(c)	Jurisdiction of Incorporation or Creation: _______________________________________________________

2.	(a)	Is the Placee purchasing securities as a portfolio manager (Yes/No)? __________________________________

(b)	Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? _______________________________________________________________________________________

3.	If the answer to 2(b) above was "Yes", the undersigned certifies that:

(a)
It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(b)
it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in __________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)
it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4.	If the answer to 2(a). above was "No", please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Acknowledgement - Personal Information

"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Fonn.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, fiorn time to time.

Dated at ________________________ on ______________________________________

_____________________________________________
(Name of Purchaser - please print)

_____________________________________________
(Authorized Signatory)

_____________________________________________
(Official Capacity - please print)

_____________________________________________
(please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

SCHEDULE "E"
TERM SHEET
POLYMET MINING CORP.
PRIVATE PLACEMENT OF UNITS

Issuer:	Polymet Mining Corp. (the "Corporation")

Offering:	Up to $7,750,000 in the aggregate for the Units (as hereinafter defined) by way of private placement exemptions from prospectus requirements, subject to the receipt of necessary regulatory approvals.

Issue:
Units of the Corporation (the "Units") are offered at a price of $0.90 per Unit. Each Unit consists of one common share in the capital of the Corporation (a "Common Share") and one-half of one Common Share purchase warrant (each whole warrant, a "Warrant"). Each (whole) Warrant entitles the holder to subscribe for one Common Share for a period of thirty (30) months following the Closing Date (as hereinafter defined), at a price of $1.25; provided that, if at any time the closing trading price of the Common Shares for any 20 consecutive trading days exceeds $2.50, the Corporation may accelerate the expiry date of the Warrants by giving notice to the holders thereof and in such case the Warrants will expire on the 30th calendar day after the date on which such notice is deemed to have been received by such holders.

Minimum Subscription:	A $5,000 minimum subscription will apply to subscribers resident in the Canadian Offering Jurisdictions (as hereinafter defined).

Expenses:	The Corporation will be responsible for certain reasonable expenses of the Offering.

Type of Transaction:	Best efforts, private placement, subject to a formal agency agreement. No offering memorandum or other offering document will be furnished to subscribers of Units.

Qualifying Jurisdictions:
The Offering will be marketed to qualified investors in the provinces of Ontario, Alberta and British Columbia and in such other provinces as agreed by the Corporation and the Agent (the "Canadian Offering Jurisdictions"). The Offering may also be marketed to investors in the United States pursuant to available exemptions from U.S. federal and state prospectus requirements and to investors in offshore jurisdictions.

Commission:	7% of the aggregate gross proceeds, payable in cash upon the closing of the Offering.

Compensation Options:
The Corporation shall issue to the Agent on the closing of the Offering, options (the "Compensation Options") equal in number to 10% of the number of Units sold pursuant to the Offering. Each Compensation Option will entitle the Agent to purchase one Common Share at $1.25 for a period of twenty-four (24) months following the Closing Date, provided that if at any time the closing trading price of the Common Shares for any 20 consecutive trading days exceeds $2.50, the Corporation may accelerate the expiry date of the Compensation Option by giving notice to the Agent and in such case the Compensation Option will expire on the 30t'1 calendar day after the date on which such notice is deemed to be received by the Agent.

Closing Date:	August 29, 2005 or such other date as may be agreed upon by the Corporation and the Agent.

Agent:	Research Capital Corporation.

Use of Proceeds:	For working capital purposes and to advance the technical program with respect to NorthMet property and the Cliffs Erie facility.